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                                  EXHIBIT 23.2
                           BENTON OIL AND GAS COMPANY



                          INDEPENDENT AUDITORS' CONSENT






We consent to the incorporation by reference in Registration Statement Nos. 33-37124, 333-19679 and 333-94823 on Form S-8, 33-70146 on Form S-3, 333-00135
on Form S-3, 333-17231 on Form S-3, 33-79494 on Form S-3, 33-61299 on Form S-4,
33-42139 on Form S-4 and 333-06125 on Form S-4 of Benton Oil and Gas Company of our report dated March 24, 1998 (March 29, 2000 as to the third paragraph of Note 1) appearing in this Annual Report on Form 10-K of Benton Oil and Gas Company for the year ended December 31, 1999.





Deloitte & Touche LLP
Los Angeles, California
March 29, 2000